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QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE

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                                                                           Three Months
                                                                                Ended
                                                                            September 30,
                                                                                1999
                                                                          -----------------


A      Average common shares outstanding                                          5,156,794
                                                                       --------------------

B      Net earnings for period                                                   $2,690,000
                                                                       ====================

       Basic earnings per share [ B / A ]                                        $     0.52
                                                                       ====================

       Common share equivalents :

C      Stock options outstanding                                                    665,096
                                                                       --------------------

D      Option exercise price                                                     $     9.86
                                                                       --------------------

E      Exercise proceeds [ C x D ]                                               $6,557,847
                                                                       --------------------

F      Average market price in period                                            $    16.99
                                                                       --------------------

G      Shares repurchased at market price [ E / F ]                                 385,983
                                                                       --------------------

H      Increase in common shares [ C - G ]                                          279,113
                                                                       --------------------

I      Shares outstanding and equivalents [ A + H ]                               5,435,907
                                                                       ====================

J      Net earnings for period                                                   $2,690,000
                                                                       ====================

       Diluted earnings per share [ J / I ]                                      $     0.49
                                                                       ====================
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                                 Exhibit 11.1